SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                     SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)          PRICE(2)

 COMMON STOCK-CONCORD COMMUNICATIONS INC.
          GAMCO INVESTORS, INC.
                       6/07/05           22,420-           17.0000
                       6/07/05          392,255-           17.0000
                       6/02/05            2,000            16.8631
	    MJG ASSOCIATES, INC.
          	GABELLI FUND, LDC
                       6/07/05            3,900-           17.0000
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES LTD
                       6/07/05          397,295-           17.0000
                       6/02/05            6,020            16.8631
                       6/01/05            2,500            16.8500

          	GABELLI ASSOCIATES FUND II
                       6/07/05           13,900-           17.0000
          	GABELLI ASSOCIATES FUND
                       6/07/05          360,092-           17.0000
                       6/07/05            5,000            16.9250
                       6/01/05            2,500            16.8500
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       6/07/05            5,500-           17.0000

(1) THE DISPOSITIONS ON 6/07/05 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN
ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.